SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 17


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                          $ 4,912
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                            $ 483
       Class C                                          $ 1,058
       Class R                                             $ 64
       Institutional Class                                  $ 1

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.2582
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.1727
       Class C                                           0.1727
       Class R                                           0.2286
       Institutional Class                               0.2878

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           19,806
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                            2,878
       Class C                                            6,393
       Class R                                              298
       Institutional Class                                    5

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $14.14
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $14.06
       Class C                                           $14.05
       Class R                                           $14.12
       Institutional Class                               $14.17